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                                                                     EXHIBIT 5.1


                               RIORDAN & MCKINZIE
                         A PROFESSIONAL LAW CORPORATION

                         300 S. GRAND AVENUE, 29TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-3155





                                November 25, 1998

                                                                     13-364-009

Maxwell Technologies, Inc.
9275 Sky Park Court
San Diego, California  92123

Ladies and Gentlemen:

        We have acted as counsel to Maxwell Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 893,617 authorized and previously unissued shares of the Common Stock (the "Shares"), $.10 par value per share, of the Company to be exchanged for shares of common stock of Space Electronics, inc., a Delaware corporation ("SEi"), pursuant to an Agreement and Plan of Reorganization dated (the "Agreement") as of November 25, 1998 by and among the Company, MT Acquisition Corporation, a wholly-owned subsidiary of the Company, SEi and certain shareholders of SEi. This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-4, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), for the aforementioned exchange, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

        In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

        Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and, upon issuance in accordance with the terms and provisions of the Agreement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Riordan & McKinzie